Exhibit 23.5

Consent of Independent Valuation Specialist

To The Board of Directors
China Biologic Products, Inc.

Independent Valuation Report of Xia Jin Plasma Collection Station

We consent to the disclosure of our name in the Report of China Biologic Products, Inc. on Form SB-2 regarding our report dated September 19, 2006 on the valuation of the above plasma station.

/s/ De Zhou Da Zheng Certified Public Accounts Xia Jin Branch

De Zhou Da Zheng Certified Public Accounts Xia Jin Branch

October 15, 2007